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                                                                      EXHIBIT 21

         Name of Subsidiary                    Jurisdiction of Organization
         ------------------                    ----------------------------

         Global Gold Inc.                      Commonwealth of the Bahamas

         Global Gold Inc., S.A.                Bolivia

         Britt Minerals, Inc.                  Montana